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                                                                   EXHIBIT 10.1

                         PENTASTAR COMMUNICATIONS, INC.
                                STOCK OPTION PLAN


                                    SECTION 1
                                  INTRODUCTION

         1.1 Establishment. PentaStar Communications, Inc., a Delaware corporation, hereby establishes the PentaStar Communications, Inc. Stock Option Plan (the "Plan") for certain key employees and key non-employees of the Company. PentaStar Communications, Inc., together with its affiliated corporations, as defined in Section 2.1(a) hereafter, are referred to as the "Company," except where the context otherwise requires.

         1.2 Purposes. The purposes of the Plan are to provide the key management employees and key non-employees selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such individuals a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value, so that the income of those individuals is more closely aligned with the income of the Company's stockholders. The Plan also is designed to encourage and provide incentives for high level performance by such individuals.


                                    SECTION 2
                                   DEFINITIONS

         2.1 Definitions. The following terms shall have the meanings set forth below:

                  (a) "Affiliated Corporation" means any corporation or other entity (including, but not limited to, a partnership) which is affiliated with PentaStar Communications, Inc. through stock ownership or otherwise and is treated as a common employer under the provisions of Code Sections 414(b) and
(c).

                  (b) "Board" means the Board of Directors of PentaStar Communications, Inc.

                  (c) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

                  (d) "Effective Date" means the effective date of the Plan, which will be the date of approval of the Plan by the Company's stockholders.

                  (e) "Eligible Participants" means full-time key employees (including, without limitation, officers and directors who also are employees of the Company) of the Company or any Affiliated Corporation or any division thereof, and certain non-employees selected by the Committee in its discretion whose judgment, initiative and efforts are, or will be, important to the successful conduct of its business.

                  (f) "Fair Market Value" means the officially quoted closing price of the Stock on the Small Cap National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, or any other NASDAQ Market System, on a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions. If no such prices are reported on the NASDAQ System, then Fair Market Value shall mean the average of the high and low sale prices for the Stock (or if no sales prices are reported, the average of the high and low bid prices) as reported by the principal regional stock exchange, or if not so reported, as reported by NASDAQ or a quotation system of general circulation


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to brokers and dealers. If the Stock is not publicly traded, the Fair Market
Value of the Stock on any date shall be determined in good faith by the Incentive Plan Committee after such consultation with outside legal, accounting and other experts as the Incentive Plan Committee may deem advisable.

                  (g) "Incentive Plan Committee" means the entire Board, or a committee consisting of at least two persons. Members of the Incentive Plan Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board, and may resign at any time upon written notice to the Board. With respect to Options granted to a person subject to Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934 or any successor rule (the "1934 Act"), unless otherwise determined by the Board, the Committee granting such Option (i) shall be the entire Board or (ii) shall be comprised solely of two or more "non-employee directors" as defined by Rule 16b-3. With respect to Options granted to a "covered employee" under Section 162(m) of the Code and the rules and regulations of the Treasury Department promulgated thereunder ("Section 162(m)"), unless otherwise determined by the Board, the Committee granting such Option shall be comprised solely of two or more "outside directors" as defined by Section 162(m). With respect to Options granted to a person subject to both Rule 16b-3 and Section 162(m), unless otherwise determined by the Board, all grants will be made in a manner that complies with both Rule 16b-3 and Section 162(m). The Incentive Plan Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the 1934 Act.

                  (h) "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Code Section 422.

                  (i) "Non-Statutory Option" means any Option other than an Incentive Stock Option.

                  (j) "Option" means a right to purchase Stock at a stated price for a specified period of time.

                  (k) "Option Price" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with section 5.2(b).

                  (l) "Option Holder" means an Eligible Participant of the Company designated by the Incentive Plan Committee from time to time during the term of the Plan to receive one or more Options under the Plan.

                  (m) "Plan Year" means each 12-month period beginning January 1 and ending the following December 31, except that for the first year of the Plan the Plan Year shall begin on the Effective Date and extend to the first December 31 following the Effective Date.

                  (n) "Share" or "Shares" means a share or shares of Stock.

                  (o) "Stock" means the common stock of the Company.

         2.2 Gender and Number. Except where otherwise indicated by the context, the masculine gender also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.


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                                    SECTION 3
                               PLAN ADMINISTRATION

         The Plan shall be administered by the Incentive Plan Committee. In accordance with the provisions of the Plan, the Incentive Plan Committee shall, in its sole discretion, select the Eligible Participants to whom Options will be granted, the form of each Option, the amount of each Option, and any other terms and conditions of each Option as the Incentive Plan Committee may deem necessary or desirable and consistent with the terms of the Plan. The Incentive Plan Committee shall determine the form or forms of the agreements with Option Holders, which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Option Holders with respect to Options granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Incentive Plan Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Incentive Plan Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Incentive Plan Committee shall be liable for any action or determination made in good faith, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation. The determinations, interpretations, and other actions of the Incentive Plan Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.


                                    SECTION 4
                            STOCK SUBJECT TO THE PLAN

         4.1 Number of Shares. 1,000,000 Shares are authorized for issuance under the Plan in accordance with the provisions of the Plan. Shares which may be issued upon the exercise of Options shall be applied to reduce the maximum number of Shares remaining available under the Plan. At all times during the term of the Plan and while any Options are outstanding, the Company shall retain as authorized and unissued stock, or as treasury stock, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

         4.2 Unused and Forfeited Stock. Any Shares that are subject to an Option under this Plan which are not used because the terms and conditions of the Option are not met, including any Shares that are subject to an Option which expires or is terminated for any reason, any Shares which are used for full or partial payment of the purchase price of Shares with respect to which an Option is exercised, and any Shares retained by the Company pursuant to Section 11.2 automatically shall become available for use under the Plan.

         4.3 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding Shares of Stock, or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if such Shares had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Options may be granted under the Plan; and (ii) the Shares of Stock then included in each outstanding Option granted hereunder.



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         4.4 General Adjustment Rules. If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Option, the Company shall, in lieu of issuing such fractional Share, pay to the Option Holder a cash sum in an amount equal to the product of such fraction multiplied by the Fair Market Value of a Share on the date the fractional Share otherwise would have been issued.

         4.5 Determination by Incentive Plan Committee, Etc. Adjustments under this Section 4 shall be made by the Incentive Plan Committee, whose determinations with regard thereto shall be final and binding upon all parties.


                                    SECTION 5
                                  STOCK OPTIONS

         5.1 Grant of Options. An Eligible Participant may be granted one or more Options. The Incentive Plan Committee, in its sole discretion, shall designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Option. The Incentive Plan Committee may grant both an Incentive Stock Option and a Non-Statutory Option to the same Eligible Participant at the same time or at different times. Incentive Stock Options and Non-Statutory Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised. To the extent any Option does not qualify as an Incentive Stock Option, such Option will be treated as a Non-Statutory Option under this Plan.

         5.2 Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option agreement which shall be entered into by the Company and the Eligible Participant to whom the Option is granted (the "Option Holder"), and which shall contain the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Incentive Plan Committee may consider appropriate in each case. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

                  (a) Number of Shares. Each stock option agreement shall state that it covers a specified number of Shares, as determined by the Incentive Plan Committee. Notwithstanding any other provision of the Plan, the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the time an Option is granted.

                  (b) Price. The price at which each Share covered by an Option may be purchased shall be determined by the Incentive Plan Committee and set forth in the stock option agreement. In no event shall the Option Price for each Share covered by an Incentive Stock Option be less than the Fair Market Value of the Stock on the date the Option is granted. The Option Price for each Share covered by an Incentive Stock Option granted to an Eligible Participant who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporation, as defined in Code Section 424) must be at least 110% of the Fair Market Value of the Stock subject to the Incentive Stock Option on the date the Option is granted. The Option Price for each Share covered by a Non-Statutory Option may be granted at any price, including a price less than Fair Market Value, in the sole discretion of the Incentive Plan Committee.



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                  (c) Duration of Options. Each stock option agreement shall state the period of time, determined by the Incentive Plan Committee, within which the Option may be exercised by the Option Holder (the "Option Period"). The Option Period must expire, in all cases, not more than ten years from the date an Option is granted; provided, however, that the Option Period of an Incentive Stock Option granted to an Eligible Participant who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporation, as defined in Code Section 424) must expire not more than five years from the date such Option is granted. Each stock option agreement also shall state the periods of time, if any, as determined by the Incentive Plan Committee, when incremental portions of each Option shall vest. Notwithstanding any other provision of the Plan, any Option Holder who is subject to Section 16 of the 1934 Act may not exercise any portion of an Option during the first six months following the grant of such Option, except that this limitation shall not apply in the event of the Option Holder's death or disability during such six-month period.

                  (d) Termination of Employment, Death, Disability, Etc. Except as otherwise determined by the Incentive Plan Committee, each stock option agreement shall provide as follows with respect to the exercise of the Option upon termination of the employment (or termination of other relationship with the Company) or the death of the Option Holder:

                           (i) If the Option Holder dies, or if the Option
Holder becomes disabled (within the meaning of Code Section 22(e)) during the Option Period while still employed, or within the three-month period referred to in (ii) below, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within twelve months following the Option Holder's death or disability, but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Option Holder's death or disability. With respect to Options granted to non-employees, unless otherwise provided in the stock option agreement, any reference to termination of employment in this section will refer to the termination of the consulting arrangement, term as non-employee director, or termination of any other relationship with the Company.

                           (ii) If the employment of the Option Holder by the
Company is terminated (which for this purpose means that the Option Holder is no longer employed by the Company or by an Affiliated Corporation) within the Option Period for any reason other than disability or the Option Holder's death, the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of termination of employment. With respect to Options granted to non-employees, unless otherwise expressly provided in the stock option agreement, any reference to termination of employment in this section will refer to the termination of the consulting arrangement, term as non-employee director, or termination of any other relationship with the Company.

                  (e) Transferability. Each stock option agreement shall provide that the Option granted therein is not transferable by the Option Holder except by will or pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Code Section 414(p), and that such Option is exercisable during the Option Holder's lifetime only by him or her, or in the event of disability or incapacity, by his or her guardian or legal representative.



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                  (f) Exercise, Payments, Etc.

                           (i) Each stock option agreement shall provide that
the method for exercising the Option granted therein shall be by delivery to the Corporate Secretary of the Company of written notice specifying the particular Option (or portion thereof) which is being exercised, the number of Shares with respect to which such Option is exercised and including payment of the Option Price. Such notice shall be in a form satisfactory to the Incentive Plan Committee. The exercise of the Option shall be deemed effective upon receipt of such notice by the corporate secretary and payment to the Company of the Option Price. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (ii) below. A properly executed certificate or certificates representing the Stock shall be issued by the Company and delivered to the Option Holder.

                           (ii) The exercise price may be paid by any of the
following methods or any combination of the following methods, as determined by the Incentive Plan Committee:

                                    (A) in cash;

                                    (B) by cashier's check payable to the order
of the Company;

                                    (C) by delivery to the Company of
certificates representing the number of Shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that Shares used for this purpose must have been held by the Option Holder for such minimum period of time as may be established from time to time by the Incentive Plan Committee. The Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date and the exercise date shall be the day of the delivery of the certificates for the Stock used as payment of the Option Price; or

                                    (D) by delivery to the Company of a properly
executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder necessary to pay the exercise price.

                           (iii) In the discretion of the Incentive Plan
Committee, the Company may make a loan to the Option Holder, or guaranty a third-party loan obtained by a Option Holder, to pay part or all of the Option Price of the Shares provided that such loan or the Company's guaranty is secured by the Shares.

                           (iv) In the discretion of the Incentive Plan
Committee, the Company may grant a cash bonus award to any Option Holder in an amount necessary to pay the Option Price of all or any portion of the Options then held by such Option Holder.

                  (g) Date of Grant. An option shall be considered as having been granted on the date specified in the grant resolution of the Incentive Plan Committee.

         5.3 Stockholder Privileges. Prior to the exercise of the Option and the transfer of Shares to the Option Holder, an Option Holder shall have no rights as a stockholder with respect to any Shares subject to any Option granted to such person under this Plan, and until the Option Holder becomes the holder of record of such Stock, no adjustments shall be made for dividends or other distributions or other rights as to which



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there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in Section 4.

         5.4 Restrictions on Stock Issued. The Incentive Plan Committee may provide in any stock option agreement that shares of Stock issuable upon the exercise of an Option shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, or restrictions on any transfer of shares for a period of time, which restrictions may survive a Option Holder's term of employment with the Company.



                                    SECTION 6
                                CHANGE IN CONTROL

         6.1 Change in Control. In the event of a change in control of the Company, as defined in Section 6.2, the Incentive Plan Committee may, in its sole discretion, take any or none of the following actions, without the need for stockholder approval:

                  (a) completely or partially accelerate the vesting and exercise date of any outstanding Options or make all such Options fully vested and exercisable;

                  (b) cause any surviving or acquiring corporation, as the case may be, to substitute a new Option for such Option or to assume such Option and to make such new or assumed Option, as nearly as may be practicable, equivalent to the old Option (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Stock may be changed, converted or exchanged in connection with the Change in Control;

                  (c) grant a cash bonus award to any Option Holder in an amount necessary to pay the Option Price of all or any portion of the Options then held by such Option Holder;

                  (d) make a loan, or guarantee a third-party loan, to any Option Holder in an amount necessary to pay the Option Price of all or any portion of the Options then held by such Option Holder;

                  (e) to the extent permitted in Section 10, pay cash to any or all Option Holders in exchange for the cancellation of their outstanding Options in an amount equal to the difference between the Option Price of such Options and the greater of (i) the tender offer price or the per share value of the consideration being paid to holders of the underlying Stock in the Change in Control transaction, if applicable, or (ii) the Fair Market Value of the Stock on the date of the cancellation of the Options; or

                  (f) make any other adjustments or amendments to the outstanding Options.

         Any such determinations by the Incentive Plan Committee may be made generally with respect to all Option Holders, or may be made on a case-by-case basis with respect to particular Option Holders.

         6.2 Definition. A "change in control" shall be deemed to have occurred if

                  (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the



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Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 51% of the then outstanding voting stock of the Company; or

                  (b) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

                  (c) the stockholders approve a plan of complete liquidation of the Company; or

                  (d) the stockholders approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         6.3 The provisions of this Section 6 shall not apply to any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.


                                    SECTION 7
                     RIGHTS OF EMPLOYEES AND OPTION HOLDERS

         7.1 Employment. Nothing contained in the Plan or in any Option shall confer upon any Eligible Participant any right with respect to the continuation of his or her employment by the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of such Employee from the rate in existence at the time of the grant of an Option. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Incentive Plan Committee at the time.

         7.2 Nontransferability. No right or interest of any Option Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except for transfers pursuant to a qualified domestic relations order as defined in Code Section 414(p). In the event or an Option Holder's death, an Option Holder's rights and interests in Options shall, to the extent provided in Section 5, be transferable by testamentary will or the laws of decent and distribution. In the opinion of the Incentive Plan Committee, if an Option Holder is disabled from caring for his affairs because of mental condition, physical condition or age, such Option Holder's Options shall be exercised by such person's guardian, conservator or other legal personal representative upon furnishing the Incentive Plan Committee with evidence satisfactory to the Incentive Plan Committee of such status.


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                                    SECTION 8
                              GENERAL RESTRICTIONS

         8.1 Investment Representations. The Company may require any person to whom an Option is granted, as a condition of exercising such Option or receiving Stock under the Option, to give written assurances, in the substance and form satisfactory to the Company and its counsel, to the effect that such person is acquiring the Stock subject to the Option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.

         8.2 Compliance with Securities Laws. Each Option shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Incentive Plan Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.


                                    SECTION 9
                             OTHER EMPLOYEE BENEFITS

         The amount of any compensation deemed to be received by an Option Holder as a result of the exercise of an Option shall not constitute "earnings" with respect to which any other employee benefits of such Option Holder are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.


                                   SECTION 10
                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

         The Board may at any time terminate, and from time-to-time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval otherwise is necessary or desirable.

         No amendment, modification or termination of the Plan shall in any manner adversely affect any Options theretofore granted under the Plan, without the consent of the Option Holder holding such Options.

                                   SECTION 11
                                   WITHHOLDING

         11.1 Withholding Requirement. The Company's obligations to deliver Shares upon the exercise of an Option shall be subject to the Option Holder's satisfaction of all applicable federal, state and local income and other tax withholding requirements.



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         11.2 Withholding With Stock. At the time an Option is exercised by the
Option Holder, the Committee, in its sole discretion, may permit the Option Holder to pay all such amounts of tax withholding, or any part thereof, by transferring to the Company, or directing the Company to withhold from Shares otherwise issuable to such Option Holder, Shares having a value equal to the amount required to be withheld or such lesser amount as may be determined by the Committee at such time. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined.


                                   SECTION 12
                             BROKERAGE ARRANGEMENTS

         The Incentive Plan Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options, including, without limitation, arrangements for the simultaneous exercise of Stock Options and sale of the Shares acquired upon such exercise.


                                   SECTION 13
                           NONEXCLUSIVITY OF THE PLAN

         Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Affiliated Corporation now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.


                                   SECTION 14
                               REQUIREMENTS OF LAW

         14.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

         14.2 Federal Securities Law Requirements. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         14.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.


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                                   SECTION 15
                              DURATION OF THE PLAN

         The Plan shall terminate at such time as may be determined by the Board of Directors, and no Option shall be granted after such termination. If not sooner terminated under the preceding sentence, the Plan shall fully cease and expire at midnight on the date that is ten years from the Effective Date of the Plan. Options outstanding at the time of the Plan termination may continue to be exercised in accordance with their terms.


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